Exhibit 99.1

iGATE Reports Strong Third Quarter

Ashok Vemuri joins as the President and CEO

Iselin, NJ – Oct 10, 2013

iGATE Corporation (“iGATE or the “Company”; NASDAQ:IGTE), the first integrated Technology and Operations company providing Business Outcomes-based solutions, today announced its financial results for the third quarter and nine months ended September 30, 2013.

Third Quarter Financial Highlights

•	Revenues increased by 8.2% year-over-year and 3.6% sequentially

•	$293.4 million in Q3, 2013 compared to $271.1 million in Q3, 2012 and $283.3 million in Q2, 2013

•	Net Income attributable to iGATE Corporation increased by 12.7% year-over-year and 6.3% sequentially

•	$31.9 million in Q3, 2013, compared to $28.3 million in Q3, 2012 and $30.0 million in Q2, 2013

•	Gross margin was 41.4%, an increase compared to 39.8% in the corresponding quarter of 2012

•	GAAP diluted EPS increased by 11.1%

•	$0.30 per share in Q3, 2013 compared to $0.27 per share in Q3, 2012

•	Non GAAP diluted EPS was $0.46 per share in Q3, 2013

•	iGATE added eight new customers during the quarter including two Fortune 1000 companies

•	The Company ended the third quarter of 2013 with over 28,200 employees

Ashok Vemuri, President and CEO, said, “I am pleased with our ability to accelerate revenue growth both sequentially and year-over-year. I am also happy with the quality of deals we are winning that are longer-term in nature with focus on innovation and productivity gains to our customers.”

“Our iTOPS model is a clear differentiator in the IT services marketplace. Clients are increasingly looking for partners to deliver solutions that can integrate emerging technologies with business process expertise to drive innovation and value. This is what our iTOPS model does and its increasing acceptance positions the company well among its competitors,” he added.

Sujit Sircar, CFO, said, “Overall it has been a very good quarter for iGATE. Our operational efficiencies coupled with a positive gain out of the Indian Rupee depreciating against the U.S. Dollar resulted in an expansion of our margins and earnings. We also generated $86 million of operating cash during the quarter which is another positive.”

“The forex tailwinds however seem to have settled down with the Rupee gaining marginal stability over the past couple of weeks,” he added.

iGATE Corp Q3, 2013 Earnings Release  |  Media Contact: PD@igate.com  |  Investor Contact: Salil.Ravindran@igate.com

Third Quarter Operating Results

Results for the three and nine months ended September 30, 2013 and 2012, respectively on a GAAP and non-GAAP basis are provided in the table below.

	Q3 FY’13	Q3 FY’12	Y/Y	Nine Months ended FY’13	Nine months ended FY’12	Y/Y
Net revenue ($Millions)	293.4	271.1	8.2%	851.6	802.3	6.1%
Operating margin($Millions)	66.0	53.7	22.9%	168.2	149.9	12.2%
GAAP net income ($Millions)	31.9	28.3	12.7%	96.6	65.0	48.6%
GAAP diluted EPS ($)	0.30	0.27	11.1%	0.91	0.56	62.5%
Adjusted EBITDA ($Millions)	78.4	68.6	14.3%	210.1	200.2	4.9%
Non-GAAP net income ($Millions)	36.3	35.6	2.0%	110.7	86.0	28.7%
Non-GAAP diluted EPS ($)	0.46	0.46	0.0%	1.39	1.12	24.1%

New customer and project wins in the quarter

•	iGATE signed a multi-year deal with a leading U.S.-based Banking and Financial Services company to setup and establish a Testing Centre of Excellence (TCoE) and provide quality assurance (QA) testing services for the IT applications portfolio in areas pertaining to Retail Banking, Commercial Banking, Private Client Services and Shared Services of the Bank. iGATE will be leveraging its deep domain experience and prior experience in setting up similar TCoEs to help deliver value to the client and enable business readiness through cost optimization, predictable quality, and improved speed to market.

•	A large European financial and insurance services institution has selected iGATE as a strategic application development and maintenance (ADM) supplier for its life and non-life insurance business units. As part of the multi-year multi-million dollar contract, iGATE will monitor the customer’s business support system, which includes Business Intelligence systems, Integration, Compliance, Document Support, Finance and Payment systems. This engagement is expected to deliver significant savings to the client and offer much greater product and customer management flexibility in its life and non-life insurance businesses.

•	A U.S.-based Fortune 8 Conglomerate in Energy Management signed a multi-million SAP Transformation deal with iGATE. As part of the engagement, iGATE will provide SAP ERP Implementation and multi-country roll outs in North America, Brazil, Germany with other countries to follow. This initiative is designed to help the client’s business drive process harmonization and standardization while helping align business strategy and execution in the relevant geographies. iGATE will also provide SAP Managed Services for Legacy SAP & Future SAP instances through end-to-end application support, while delivering flexible high quality service and support transformation.

•	iGATE secured a multi-year deal with a large U.S. Insurance carrier in the business of property and casualty insurance related products and services. As part of the engagement, iGATE will provide quality assurance services to the client as a strategic IT partner on an outcomes-based model. With this win, iGATE will support the Company’s Commercial business covering Commercial, Specialty and Surety units apart from servicing Personal Insurance, Claims and Corporate Systems units of the client.

iGATE Corp Q3, 2013 Earnings Release  |  Media Contact: PD@igate.com  |  Investor Contact: Salil.Ravindran@igate.com

•	One of North America’s leading diversified financial services companies selected iGATE to increase operational efficiency through productivity gains and innovations in its Payments and Corporate Banking areas. As part of this multi-year, multi-million dollar contract, iGATE will provide 24 X 7 Production Support; environment, operations and business support along with undertaking work on new application development.

•	A large U.S.-based medical device company selected iGATE as a strategic partner providing IT Service Desk & Desk-side support. The client chose iGATE for its agility, proactive investment in solution accelerators and overall service maturity. Through its comprehensive demand-driven service model, iGATE will provide infrastructure management support to deliver business value through greater efficiency and productivity.

Significant Events in the Quarter

•	Ashok Vemuri was appointed as iGATE’s President and Chief Executive Officer. Ashok also joined iGATE’s Board of Directors.

•	iGATE was placed in the top quadrant of “Established and Expansive” players for the third consecutive year in Zinnov’s Global Service Provider Ratings – 2013. iGATE ranks in the leadership zone in four sub-verticals in the Product Engineering space on which it focuses namely: Medical Devices, Automotive, Industrial Automation and Computer Peripherals and Storage. The Zinnov Global Service Provider Ratings 2013 ranks top global service providers from across geographies such as India, China, Russia and Eastern Europe.

•	iGATE was recognized with two awards at the fourth Asia’s Best Employer Brand Awards 2013. The Company was awarded for “Global HR Strategy,” while Dr. Srinivas Kandula, Global Head – HR, iGATE was given the “HR Leadership Award”.

Conference Call and Webcast

iGATE will host a telephone conference call on Thursday, October 10, 2013 at 8:00 am Eastern time to discuss the results of its third quarter and nine months ended September 30, 2013. The live discussion may be accessed by dialing 877-407-8037 (toll free) or 201-689-8037 (toll). The on-demand version of the webcast will be available on the iGATE website.

Investors, potential investors, shareholders and bond holders can access the telephonic replay by dialing 877-660-6853 (toll free) or 201-612-7415 (toll) and entering conference number 421721. The telephonic replay will be available until October 15, 2013.

About Business Outcomes

iGATE’s industry-first Business Outcomes-based approach focuses on the realization of tangible and measurable results, unlike traditional models, which are driven by work, effort, time and manpower. By integrating technology and processes in a proprietary way and pricing services on results, iGATE exchanges fixed costs for a variable cost structure in an attempt to get clients to pay-for-results-only while enabling them to adjust to the peaks and valleys of their demand.

About iGATE

iGATE Corporation is the first integrated technology and operations (iTOPS) company providing full-spectrum consulting, technology and business process outsourcing, and product and engineering solutions on a Business Outcomes-based model. Armed with over three decades of IT Services experience and powered by the iTOPS platform, iGATE’s multi-location global organization has a talent pool of over 28,200 employees and consistently delivers effective solutions to over 300 clients including Fortune 1000 companies spanning verticals such as: banking and financial services; insurance and healthcare; life sciences; manufacturing, retail, distribution and logistics; media, entertainment, leisure and travel; communication, energy and utilities; public sector; and independent software vendors. Please visit www.igate.com for more information.

iGATE Corp Q3, 2013 Earnings Release  |  Media Contact: PD@igate.com  |  Investor Contact: Salil.Ravindran@igate.com

iGATE Corporation is listed on NASDAQ under the symbol “IGTE.”

Use of non-GAAP Financial Measures

This press release contains non-GAAP financial measures as defined by the Securities and Exchange Commission. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles in the United States (“GAAP”) and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

iGATE believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with iGATE’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate iGATE’s results of operations in conjunction with the corresponding GAAP measures. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

iGATE believes that providing Adjusted EBITDA and non-GAAP net income and non-GAAP diluted earnings per share in addition to the related GAAP measures provides investors with greater transparency to the information used by iGATE’s management in its financial and operational decision-making. These non-GAAP measures are also used by management in connection with iGATE’s performance compensation programs.

More specifically, the non-GAAP financial measures contained herein exclude the following items:

•	Amortization of intangible assets: Intangible assets are comprised of the value of customer relationships from the recent acquisition of iGATE Computer Systems Limited (formerly known as Patni Computer Systems Limited and referred to herein as “iGATE Computer”) and the previous delisting of iGATE Computer. iGATE incurs charges relating to the amortization of these intangibles. These charges are included in iGATE’s GAAP presentation of earnings from operations, operating margin, net income and diluted earnings per share. iGATE excludes these charges for purposes of calculating these non-GAAP measures.

•	Stock-based compensation: Although stock-based compensation is an important component of the compensation of iGATE’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may not reflect the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond the Company’s control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of iGATE’s core business.

•	Foreign exchange (gain)/loss: In March 2012, the Company entered into a forward foreign exchange contract to mitigate the risk of changes in foreign exchange rates on payments related to the delisting of iGATE Computer. During the years of 2013 and 2012, the Company recognized foreign currency loss on re-measurement of escrow account balance and foreign exchange gain on re-measurement of redeemable non-controlling interest liability. iGATE believes that eliminating the non-capitalized items for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current performance and comparisons to its past performance.

iGATE Corp Q3, 2013 Earnings Release  |  Media Contact: PD@igate.com  |  Investor Contact: Salil.Ravindran@igate.com

•	Delisting expenses: iGATE voluntarily delisted the equity shares of its majority owned subsidiary, iGATE Computer, from the National Stock Exchange of India Limited and the Bombay Stock Exchange Limited and the American Depository Shares from the New York Stock Exchange. Delisting is an infrequent activity and expenses incurred in connection with the delisting are inconsistent in amount and are significantly impacted by the timing and nature of the delisting. iGATE believes that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current operating performance and comparisons to its past operating performance.

•	Merger and reorganization expenses: iGATE is merging and reorganizing its overseas subsidiaries and branches with a view to simplifying the corporate structure and has incurred legal and professional expenses in this connection. Merger and reorganization is an infrequent activity and expenses incurred in connection therein are inconsistent in amount and significantly impacted by the timing and nature of the reorganization. iGATE believes that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current operating performance and comparisons to its past operating performance.

•	Preferred dividend and accretion to preferred stock: The Company has issued 8.00% Series B Preferred Stock. The Company also incurred issuance costs which have been netted against the proceeds received from the issuance of Series B Preferred Stock. The Series B Preferred Stock is being accreted over a period of six years. Although, the effect of inclusion of equivalent units of common stock towards convertible participating preferred stock is anti-dilutive for GAAP purposes, the non-GAAP diluted earnings per share has been calculated assuming the conversion of all outstanding shares of preferred stock into equivalent units of common stock. The Company believes that eliminating these expenses as well as inclusion of equivalent units of common stock towards the preference shares to compute diluted earnings per share for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current operating performance and comparisons to its past operating performance.

From time to time in the future, there may be other items that iGATE may exclude in presenting its financial results.

Forward-Looking Statements

Statements contained in this press release regarding the business outlook, the expected performance of the Company’s products and services for its clients, and all other statements in this release other than recitation of historical facts are forward-looking statements. Words such as “expect”, “potential”, “believes”, “anticipates”, “plans”, “intends” and other similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation, statements regarding the business outlook, and the expected performance of the Company’s products and services for its clients, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in integrating business; whether certain market segments grow as anticipated; the competitive environment in the information technology services industry and competitive responses to the Company’s acquisition of iGATE Computer; and whether iGATE can successfully provide services/products and the degree to which these gain market acceptance. Furthermore, in connection with the iGATE Computer acquisition, the Company has borrowed significant amounts, including through the issuance of high yield notes, and will need to use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past. Additional risks relating to the Company are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31,

iGATE Corp Q3, 2013 Earnings Release  |  Media Contact: PD@igate.com  |  Investor Contact: Salil.Ravindran@igate.com

2012, as well as the Company’s other reports filed with the Securities and Exchange Commission. Actual results may differ materially from those contained in the forward-looking statements in this press release. Any forward-looking statements are based on information currently available to the Company and it assumes no obligation to update these statements as circumstances change. This document does not constitute an offer to purchase or to sell securities in any jurisdiction.

Media Contact	Investor Contact

Prabhanjan Deshpande “PD”	Salil Ravindran
+91 80 4104 5006	+1 (510) 298-8400
PD@igate.com	Salil.ravindran@igate.com

Regional media contacts

India	North America	Europe

Shoma Ghosh	Anu Kher	Radha Ahlstrom-Vij

Adfactors PR +91 9820091196 shoma.ghosh@adfactorspr.com	Gutenberg Communications +1 (646) 775-6301 Anu@gutenbergpr.com	Gutenberg Communications +44-75-8424-1132 Radha@gutenbergpr.com

Amrita Panja	Meagan Ostrowski

Adfactors PR +91 9920081123 amrita.panja@adfactorspr.com	Gutenberg Communications +1 (212) 810-4394 Meagan@gutenbergpr.com

iGATE Corp Q3, 2013 Earnings Release  |  Media Contact: PD@igate.com  |  Investor Contact: Salil.Ravindran@igate.com

iGATE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	September 30, 2013 (unaudited)	December 31, 2012 (audited)

ASSETS
Current assets:
Cash and cash equivalents	$141,979	$95,155
Restricted cash	—	3,072
Short-term investments	304,826	510,816
Accounts receivable, net	146,821	162,335
Unbilled revenues	83,836	72,901
Prepaid expenses and other current assets	37,557	31,710
Prepaid income taxes	8,330	8,541
Deferred tax assets	20,681	14,655
Foreign exchange derivative contracts	7,580	782

Total current assets	751,610	899,967

Deposits and other assets	21,094	25,372
Prepaid income taxes	28,856	28,351
Property and equipment, net	155,154	167,252
Leasehold land	75,809	86,933
Deferred tax assets	14,745	30,635
Goodwill	433,184	493,141
Intangible assets, net	120,202	144,428

Total assets	$1,600,654	$1,876,079

LIABILITIES, REDEEMABLE NON CONTROLLING INTEREST, PREFERRED STOCK AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$8,215	$7,799
Line of credit	77,000	77,000
Term loans	52,500	35,000
Accrued payroll and related costs	53,822	54,802
Other accrued liabilities	104,284	79,008
Accrued income taxes	10,042	9,134
Foreign exchange derivative contracts	8,071	7,516
Deferred revenue	15,115	17,890

Total current liabilities	329,049	288,149

Other long-term liabilities	3,217	3,265
Senior notes	770,000	770,000
Term loans	—	263,500
Accrued income taxes	19,590	17,272
Deferred tax liabilities	48,299	55,494

Total liabilities	1,170,155	1,397,680

Redeemable non controlling interest	—	32,422

Series B Preferred stock, without par value	402,081	378,474

Shareholders’ equity:
Common Stock, par value $0.01 per share	593	585
Common stock in treasury, at cost	(14,714)	(14,714)
Additional paid-in capital	198,484	185,340
Retained earnings	243,897	170,875
Accumulated other comprehensive loss	(403,913)	(274,583)

Total iGATE Corporation shareholders’ equity	24,347	67,503
Non controlling interest	4,071	—

Total equity	28,418	67,503

Total liabilities, redeemable non controlling interest, preferred stock and shareholders equity	$1,600,654	$1,876,079

iGATE Corp Q3, 2013 Earnings Release  |  Media Contact: PD@igate.com  |  Investor Contact: Salil.Ravindran@igate.com

iGATE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands)

(unaudited)

	Three Months ended September 30,		Nine Months ended September 30,
	2013	2012	2013	2012

Revenues	$293,406	$271,090	$851,592	$802,348

Cost of revenues (exclusive of depreciation and amortization)	172,063	163,269	518,073	488,380

Gross margin	121,343	107,821	333,519	313,968

Selling, general and administrative expense	46,862	44,064	139,004	127,348

Depreciation and amortization	8,439	10,027	26,305	36,757

Income from operations	66,042	53,730	168,210	149,863

Other income (loss), net	(19,415)	(16,942)	(27,023)	(56,372)

Income before income taxes	46,627	36,788	141,187	93,491

Income tax expense	14,634	8,495	44,461	24,007

Net income before non controlling interest	31,993	28,293	96,726	69,484
Non controlling interest	97	—	97	4,476

Net income attributable to iGATE Corporation	31,896	28,293	96,629	65,008
Accretion to preferred Stock	126	103	361	295
Preferred dividend	7,994	7,419	23,246	21,590

Net income attributable to iGATE common shareholders	$23,776	$20,771	$73,022	$43,123

iGATE Corp Q3, 2013 Earnings Release  |  Media Contact: PD@igate.com  |  Investor Contact: Salil.Ravindran@igate.com

iGATE CORPORATION

Earnings Per Share

(Amounts in thousands, except per share data)

(unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
PARTICULARS		2013	2012	2013	2012

Net income attributable to iGATE common shareholders		$23,776	$20,771	$73,022	$43,123
Add: Dividends on Series B Preferred Stock		7,994	7,419	23,246	21,590

		31,770	28,190	96,268	64,713

Less: Dividends on
Series B Preferred Stock	[A]	7,994	7,419	23,246	21,590

Undistributed Income		$23,776	$20,771	$73,022	$43,123

Allocation of Undistributed Income
Common stock	[B]	17,716	15,712	54,411	32,619
Unvested restricted stock	[C]	7	12	21	26
Series B Preferred Stock	[D]	6,053	5,047	18,590	10,478

		$23,776	$20,771	$73,022	$43,123

Shares outstanding for allocation of undistributed income:
Common stock		58,311	57,318	58,311	57,318
Unvested restricted stock		23	45	23	45
Series B Preferred Stock		19,923	18,411	19,923	18,411

		78,257	75,774	78,257	75,774

Weighted average shares outstanding:
Common stock	[E]	58,148	57,271	57,895	57,076
Unvested restricted stock	[F]	23	45	23	45
Series B Preferred Stock	[G]	19,923	18,411	19,923	18,411

		78,094	75,727	77,841	75,532

Weighted average common stock outstanding		58,148	57,271	57,895	57,076
Dilutive effect of stock options and restricted shares outstanding		1,688	1,622	1,669	1,638

Dilutive weighted average shares outstanding	[H]	59,836	58,893	59,564	58,714

Distributed earnings per share:
Series B Preferred Stock	[I=A/G]	$0.40	$0.40	$1.17	$1.17

Undistributed earnings per share:
Common stock	[J=B/E]	$0.30	$0.27	$0.94	$0.57
Unvested restricted stock	[K=C/F]	$0.30	$0.27	$0.93	$0.57
Series B Preferred stock	[L=D/G]	$0.30	$0.27	$0.93	$0.57

Basic earnings per share from operations :
Common stock	[J]	$0.30	$0.27	$0.94	$0.57
Unvested restricted stock	[K]	$0.30	$0.27	$0.93	$0.57
Series B Preferred stock	[I+L]	$0.70	$0.67	$2.10	$1.74

Diluted earnings per share from operations	[[B+C]/H]	$0.30	$0.27	$0.91	$0.56

The number of outstanding participative convertible preferred stock for which the earnings per share exceeded the earnings per share of common stock aggregated to 19.9 million and 18.4 million for the three and nine months ended September 30, 2013 and 2012, respectively. These shares were excluded from the computation of diluted earnings per share because they were anti-dilutive.

iGATE Corp Q3, 2013 Earnings Release  |  Media Contact: PD@igate.com  |  Investor Contact: Salil.Ravindran@igate.com

iGATE CORPORATION

Reconciliation of Selected GAAP Measures to Non-GAAP Measures

(Amounts in thousands, except per share data)

(unaudited)

	Three Months ended		Nine Months ended
	September 30,		September 30,
	2013	2012	2013	2012
GAAP Net income attributable to iGATE common shareholders	$23,776	$20,771	$73,022	$43,123

Adjustments
Preferred dividend and accretion to preferred stock	8,120	7,522	23,607	21,885
Amortization of intangible assets	2,540	2,886	7,980	8,806
Stock based compensation	3,878	3,795	10,243	9,270
Delisting expenses	—	328	93	3,532
Merger and reorganization expenses	—	764	5,264	764
Foreign exchange (gain) / loss on acquisition hedging and remeasurement	—	2,105	489	5,259
Forfeiture of vested stock options	—	—	(3,005)	—
Income tax adjustments	(2,020)	(2,588)	(7,028)	(6,595)

Non-GAAP Net income attributable to iGATE common shareholders	$36,294	$35,583	$110,665	$86,044

Weighted average shares outstanding, Basic	58,171	57,316	57,918	57,121
Add back: assumed preferred stock conversion	19,923	18,411	19,923	18,411

Non-GAAP weighted average shares outstanding , Basic	78,094	75,727	77,841	75,532

Weighted average dilutive common shares outstanding	59,836	58,893	59,564	58,714
Add back: assumed preferred stock conversion	19,923	18,411	19,923	18,411

Weighted average dilutive common equivalent shares outstanding	79,759	77,304	79,487	77,125

Basic EPS (GAAP) to Basic EPS (Non-GAAP):
Basic EPS (GAAP) from operations	$0.30	$0.27	$0.94	$0.57
Preferred dividend and accretion to preferred stock	0.11	0.10	0.31	0.29
Amortization of intangible assets	0.03	0.04	0.10	0.12
Stock based compensation	0.05	0.05	0.13	0.12
Delisting expenses	—	0.01	0.00	0.05
Merger and reorganization expenses	—	0.01	0.07	0.01
Foreign exchange (gain) / loss on acquisition hedging and remeasurement	—	0.03	0.01	0.07
Forfeiture of vested stock options	—	—	(0.04)	—
Income tax adjustments	(0.03)	(0.04)	(0.09)	(0.09)

Basic EPS (Non-GAAP) from operations	$0.46	$0.47	$1.43	$1.14

Diluted EPS (GAAP) to Diluted EPS (Non-GAAP):
Diluted EPS (GAAP) from operations	$0.30	$0.27	$0.91	$0.56
Preferred dividend and accretion to preferred stock	0.11	0.10	0.30	0.29
Amortization of intangible assets	0.03	0.04	0.10	0.11
Stock based compensation	0.05	0.05	0.13	0.12
Delisting expenses	—	0.00	0.00	0.05
Merger and reorganization expenses	—	0.00	0.07	0.01
Foreign exchange (gain) / loss on acquisition hedging and remeasurement	—	0.03	0.01	0.07
Forfeiture of vested stock options	—	—	(0.04)	—
Income tax adjustments	(0.03)	(0.03)	(0.09)	(0.09)

Diluted EPS (Non-GAAP) from operations	$0.46	$0.46	$1.39	$1.12

iGATE Corp Q3, 2013 Earnings Release  |  Media Contact: PD@igate.com  |  Investor Contact: Salil.Ravindran@igate.com

iGATE CORPORATION

Reconciliation of Net Income, Net of Tax, to Adjusted EBITDA

(Amounts in thousands)

(unaudited)

	Three Months ended		Nine Months ended
	September 30,		September 30,
	2013	2012	2013	2012

Net income	$31,993	$28,293	$96,726	$69,484

Adjustments
Depreciation and amortization	8,439	10,027	26,305	36,757
Interest expense	20,256	21,994	67,025	62,149
Income tax expense	14,634	8,495	44,461	24,007
Other income, net	(5,213)	(8,815)	(39,910)	(23,975)
Foreign exchange (gain) / loss	4,372	3,763	(92)	18,198
Stock based compensation	3,878	3,795	10,243	9,270
Delisting expenses	—	328	93	3,532
Merger and reorganization expenses	—	764	5,264	764

Adjusted EBITDA (a non-GAAP measure)	$78,359	$68,644	$210,115	$200,186

The Company presents the non-GAAP financial measures EBITDA and adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes that the presentation of these measures will enhance investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

Non-GAAP Disclosure of Adjusted EBITDA

We present Adjusted EBITDA as a supplemental measure of our performance. We define Adjusted EBITDA as net income plus (i) depreciation and amortization, (ii) interest expense, (iii) income tax expense, minus (iv) other income, net plus (v) foreign exchange (gain)/loss, (vi) stock based compensation (vii) Delisting expenses (viii) Merger and reorganization expenses. We eliminated the impact of the above as we do not consider them as indicative of our ongoing operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA: (i) as a factor in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies and (iii) because our credit agreement and our indenture use measures similar to Adjusted EBITDA to measure our compliance with certain covenants.

Adjusted EBITDA has limitations as an analytical tool. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements; non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period; Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and other companies in our industry may calculate adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

iGATE Corp Q3, 2013 Earnings Release  |  Media Contact: PD@igate.com  |  Investor Contact: Salil.Ravindran@igate.com

Because of these limitations, adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.

iGATE Corp Q3, 2013 Earnings Release  |  Media Contact: PD@igate.com  |  Investor Contact: Salil.Ravindran@igate.com